UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1341933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland	D02 T380
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value $0.01 per share	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”) of Avadel Pharmaceuticals plc (the “Company”). The description of the Ordinary Shares set forth under the heading “Description of Share Capital” in the Company’s registration statement on Form S-3 (File No. 333-267198) filed with the U.S. Securities and Exchange Commission on August 31, 2022, including any amendments or reports filed for the purposes of updating this description (the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2024

AVADEL PHARMACEUTICALS PLC

By:	/s/ Jerad G. Seurer
Name: Jerad G. Seurer

Title: General Counsel & Corporate Secretary